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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT



International CompuTex, Inc.
5500 Interstate North Parkway, Suite 507
Atlanta, Georgia 30328-4662

Gentlemen:

     We consent to the incorporation by reference in the Registration Statement of International CompuTex, Inc. on Form S-8 of our report dated January 24, 1997, except as to the first and second paragraphs of Note J, as to which the date is April 29, 1997, appearing in and incorporated by reference in the Prospectus dated April 29, 1997 contained within the Registration Statement of International CompuTex, Inc. on Form SB-2, Registration No. 333-21647.


Habif, Arogeti & Wynne, P.C.
1073 Peachtree Street, N.E.
Atlanta, Georgia 30309


July 22, 1997